UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2022

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3545 Cray Court

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MRTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On December 5, 2022, Mirati Therapeutics, Inc. (the “Company”) announced preliminary results from the KRYSTAL-7 Phase 2 trial and KRYSTAL-1 Phase 1b cohort evaluating adagrasib (400mg twice daily) concurrently combined with pembrolizumab in patients for the treatment of first-line NSCLC harboring a KRASG12C mutation across all PD-L1 subgroups. Findings will be presented on December 7 at the 2022 ESMO Immuno-Oncology Annual Congress, as an oral presentation from 2:05 p.m.-2:15 p.m. CET / 8:05 a.m.-8:15 a.m. ET (Presentation #LBA4) during the “Proffered Paper session 1” session.

•	Adagrasib in combination with pembrolizumab demonstrates favorable tolerability and promising preliminary efficacy in patients with first-line advanced/metastatic NSCLC harboring a KRASG12C mutation

•

The KRYSTAL-7 and KRYSTAL-1 trials represent the largest dataset evaluating a KRASG12C inhibitor in combination with a PD-1/L1 checkpoint inhibitor as a first-line treatment for patients with NSCLC harboring a KRASG12C mutation.

•

75 patients were enrolled and evaluable for safety with a median follow-up of 3.5 months (duration of treatment: 2 months). Treatment-related adverse events (TRAEs) were Grade 1-2 (39%), Grade 3 (40%) and Grade 4 (4%); there were no Grade 5 TRAEs observed. TRAEs led to discontinuation of both adagrasib and pembrolizumab in 2 patients and only pembrolizumab in 2 patients; there were no patients who discontinued only adagrasib due to a TRAE.

•

Increases in alanine transaminase (ALT)/ aspartate transaminase (AST) were consistent with either agent as a monotherapy with Grade 3 TRAEs being highest grade and total incidence of Grade 3 liver function test (LFT) increases of 9%. Median time from onset to an increase in ALT and AST was 26 and 37 days, respectively and only 1 patient experienced new onset treatment-related ALT/AST increase after 3 months.

•

Of patients who were clinically evaluable and received at least one on-study scan (n=53), adagrasib and pembrolizumab demonstrated promising preliminary clinical activity across all PD-L1 subgroups with an objective response rate (ORR) of 49%.

•	In a subset of response-evaluable patients enrolled at least 6 months prior to the data cutoff date, 6 of 26 clinical responses occurred at second on-study scan or later, and the ORR was 56%.

•

7 evaluable patients enrolled in the KRYSTAL-1 Phase 1b cohort (with a median follow-up of 19.3 months) reported an ORR of 57% and a disease control rate (DCR) of 100%. The four patients who responded maintained response for over nine months while two continued to receive treatment and remain in response beyond 18 months.

•	Safety in the KRYSTAL-1 Phase 1b cohort was consistent with what has been observed in KRSTYAL-7 and demonstrated a manageable safety profile with no Grade 4-5 TRAEs.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2022	MIRATI THERAPEUTICS, INC.

	By:	/s/ Reena R. Desai
Reena R. Desai Chief Legal Officer and Corporate Secretary